SETTLEMENT AGREEMENT


This Settlement Agreement ("Agreement") is made this 17ay of May" 2001 by and between: Howe/Horizon Holdings LLC ("Howe"); Horizon Holdings I" LLC ("Horizon"); and InsynQ, Inc. d/b/a InsynQ Data Utilities, a Delaware corporation ("InsynQ"). Howe/ Horizon and InsynQ may from time to time be referred to individually or as Parties.

                                   Recitals

A. Howe has commenced a lawsuit against InsynQ in Pierce County Superior Court of Washington, Cause No.00-2-12519-0 ("Lawsuit 1")" arising out of InsynQ's breach of a written lease agreement dated January 3, 2000, as amended ("Lease 1 "), for real property situated at 1101 Broadway Plaza, Suites 200 and 300m Tacoma, W A.

B. Horizon has also commenced a lawsuit against InsynQ in Pierce County Superior Court of Washington" Cause No.01-2-07657-0 ("Lawsuit 2"), arising out of InsynQ's breach of a written lease agreement dated December 21, 2000 ("Lease 2"), for real property situated at Tacoma Technology Center, 1441 Court A Street, Tacoma, W A.

C. Except as otherwise provided herein, the Parties seek to avoid the burdens and uncertainties of litigation and wish by this Agreement to compromise and settle their claims and causes of action against one another as of the date of this Agreement as set forth herein.

                                   Agreement

Now, therefore, in consideration of the mutual promises and releases herein contained, the Parties agree as follows:

1. PAYMENT TO HOWE. Within 24 hours of execution of this Agreement, InsynQ shall issue to Howe (a) 290,000 shares of InsynQ's restricted common stock; and
(b) a warrant to purchase 800,000 shares of InsynQ's common stock at an exercise price of $0.50 per share, all in accordance with InsynQ's Written Consent of Directors in Lieu of Special meeting dated May 2001 attached hereto as Ex. A.

2. PAYMENT TO HORIZON. Within 24 hours of execution of this Agreement, InsynQ shall issue to Horizon (a) 210,000 shares of InsynQ's restricted common stock; and (b) a warrant to purchase 200,000 shares of InsynQ's common stock at an exercise price of $0.50 per share, all in accordance with InsynQ's Written Consent of Directors in Lieu of Special Meeting dated May 10 2001 attached hereto as Ex. A.

3. PIGGYBACK AND DEMAND REGISTRATION RIGHTS. Upon execution of this Agreement, the Parties shall execute two Registration Rights Agreements, in the forms attached hereto as Ex. B.

4. WARRANT. Upon execution of this Agreement, the Parties shall execute and acknowledge issuance of two stock warrants, in the forms attached hereto as Ex. C.

5. AMEND LEASE 1. Upon execution of this Agreement, InsynQ shall transfer to Howe $21,000, which monies shall be deemed and treated as an amendment and part of InsynQ's security deposit under Lease 1. By tendering said $21,000, the Parties acknowledge and agree that InsynQ's total security deposit held to date by Howe under Lease 1 is $71,000, which consists of $50,000 balance from original security deposit amount plus this new $21,000 transfer.

Additionally, for the leased space under Lease 1, InsynQ agrees to relocate from Suite 200 to Suite 400 of said premises on or before August 1,2001, so that effective August 1, 2001, InsynQ will be leasing Suites 300 and 400 of the subject leased premises. This amendment and any other changes to Lease 1 are memorialized in a new lease agreement, a copy of which is attached hereto as Ex. D.

6. AMEND LEASE 2. Upon the execution of this Agreement, InsynQ shall execute for the leased space under the Lease 2, an Equipment Co-Location License Agreement, a copy of which is attached hereto as Ex. E.

7. REPRESENTATIONS AND WARRANTIES. InsynQ represents and warrants as follows: (a) InsynQ has sufficient common stock authorized to meet its issuance obligations in Sections 1 and 2 and to issue upon exercise of the warrants which it is obligated to issue pursuant to Sections 1 and 2 above;
(b) Except for the filing of a Form D with the U.S. Securities and Exchange Commission and any equivalent forms with the Secretary of State of Washington, no consent, authorization, approval, permit, or order of or filing with any governmental or regulatory authority is required under current laws and regulations in connection with the issuance of the stock; and ( c ) no third party has any contractual or other rights ( such as preemptive rights) to acquire said stock.

8. CROSS-DEFAULT PROVISION. In the event InsynQ fails to timely perform and/or breaches any of its obligations referenced in this Agreement, said event shall be deemed not only a breach of this Agreement, but also defaults under Lease 1 as amended and Lease 2 as amended.

9. CONFESSIONS OF JUDGMENT AND WRITS OF RESTITUTION. Upon execution of this Agreement, InsynQ shall execute in favor of Howe and Horizon, Confessions of Judgment and Orders for Writs of Restitution, in the forms attached hereto as Ex. F ("Confessions").

The Confessions shall be held by Howe's and Horizon's legal counsel and shall be filed with the Court only in the event InsynQ fails to timely perform and/or comply with its obligations under this Agreement and/or fails to timely tender its June and July 2000 rental obligations under Lease 1 as amended or Lease 2 as amended.

Should it become necessary to file with the Court either of the Confessions, Howe and/or Horizon shall provide InsynQ's legal counsel David Smith with Twenty-Four (24) hours advance written notice by either fax or letter

10. DISMISSAL OF LAWSUITS. Upon InsynQ's execution of this Agreement and delivery of all documents and payments contained herein, the Parties' respective legal counsel shall execute and file with the Court, Stipulations and Orders of Dismissal of Lawsuit 1 and Lawsuit 2, in the forms attached hereto as Ex. G.

11. MUTUAL RELEASES. Except as otherwise provided herein, the Parties hereby release each other from any and all claims, demands, rights, and causes of action of any kind and nature whatsoever, whether presently known or unknown, suspected or unsuspected, including, but not limited to, those arising from or alleged to have arisen in connection with the events alleged in Lawsuit 1, Lawsuit 2, Lease 1 and Lease 2 as of the date of execution of this Agreement.

12. EXECUTION OF DOCUMENTS. The Parties agree to sign, execute and deliver, or cause others within their control (by way of powers of attorney, documents and instruments) to do, or cause to be done, all such other acts and things as may be necessary to carry out the provisions and intent of this Agreement or any part thereof.

13. SUCCESSORS. This Agreement shall be binding on, and shall inure to the benefit of, the Parties and their respective heirs, assigns, legal representatives, and successors.

14. INTERPRETATION AND FAIR CONSTRUCTION. This Agreement has been reviewed and approved by each of the Parties and their attorneys. In the event it should be determined that any provision of this Agreement is uncertain or ambiguous, the language in all parts of this Agreement shall be in all cases construed as a whole according to its fair meaning and not strictly construed for nor against any Party.

15. VALIDITY. In case any term of this Agreement shall be invalid, illegal, or unenforceable, in whole or in part, the validity of any of the other terms of this Agreement shall not in any way be affected thereby.

16. WAIVER OF BREACH. The failure of any Party hereto to insist upon strict performance of any of the covenants and agreements herein contained, or to exercise any option or right herein conferred, in anyone or more instances, shall not be construed to be a waiver or relinquishment of any such option or right, or of any other covenants or agreements, but the same shall be and remain in full force and effect.

17. GOVERNING LAW. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Washington, without giving effect to principles and provisions thereof relating to conflict or choice of laws irrespective of the fact that anyone of the Parties may become a resident of a different state.

18. COSTS AND ATTORNEYS' FEES. Should any Party initiate legal action to enforce any of the terms of this Agreement, the prevailing Party shall be awarded its reasonable attorneys' fees and costs, including any and all fees and costs incurred in any bankruptcy, appeal and/or post-judgment collection efforts.

19. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

20. FINAL AGREEMENT. No amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the Parties hereto, and then any such waiver shall be effective only in the specific instance and for the specific purpose for which given.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY
EXTEND CREDIT. OR TO FORBEAR FROM ENFORCING
DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW .

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date and year first above written.


HOWE/HORIZON HOLDINGS LLC

Howe/Horizon Holdings LLC

By /s/ George G. Howe                                      Date 5/18/01
Its: Co-Managing Member


HORIZON HOLDINGS I LLC

/s/ Michael R. Bartlett                                    Date 5/18/01
By:  Michael R. Bartlett
Its:  Manager


INSYNQ INC. d/b/a InsynQ Data Utilities

/s/ John P. Gorst                                          Date 5/18/01
By:  John P. Gorst
Its:  President CEO